SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2002

Date of Filing: June 18, 2002

Lynx Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-22570 (Commission File No.)	94-3161073 (IRS Employer Identification No.)

25861 Industrial Blvd.
Hayward, California 94545
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (510) 670-9300

Item 5. Other Events
Item 7. Financial Statements and Exhibits
INDEX TO EXHIBITS
SIGNATURE
EXHIBIT 99.1
EXHIBIT 99.2

Item 5. Other Events

On June 17, 2002, Lynx Therapeutics, Inc. (the “Company”) issued a press release announcing that Richard P. Woychik, Ph.D., its Chief Scientific Officer, has been selected as the new director of The Jackson Laboratory in Bar Harbor, Maine. It is expected that Dr. Woychik will assume his role at The Jackson Laboratory in August. Dr. Woychik will be appointed to Lynx’s Board of Directors in order to accommodate his interest in staying connected with the development and application of Lynx’s technologies. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

On June 17, 2002, the Company also issued a press release announcing the addition of Thomas J. Vasicek, Ph.D., as Vice President, Business Development. Dr. Vasicek joins Lynx as a member of the senior management team and will lead the business development efforts for Massively Parallel Signature Sequencing, or MPSSTM, and Protein ProFilerTM. A copy of the press release is attached as Exhibit 99.2 hereto and is incorporated by reference herein.

Item 7. Financial Statements and Exhibits

(c)  Exhibits

99.1	Press Release, dated June 17, 2002, entitled “Dr. Rick Woychik to Lead The Jackson Laboratory.”

99.2	Press Release, dated June 17, 2002, entitled “Dr. Tom Vasicek to Lead Lynx Business Development Efforts.”

INDEX TO EXHIBITS

99.1	Press Release, dated June 17, 2002, entitled “Dr. Rick Woychik to Lead The Jackson Laboratory.”

99.2	Press Release, dated June 17, 2002, entitled “Dr. Tom Vasicek to Lead Lynx Business Development Efforts.”

SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: June 18, 2002	Lynx Therapeutics, Inc.

	By:	/s/ Edward C. Albini Edward C. Albini Chief Financial Officer (Principal Financial and Accounting Officer)